SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):          August 31, 1999



                                    SCOTT'S LIQUID GOLD-INC.
             (Exact name of Registrant as specified in its charter)

         Colorado               0-12343                      84-0920811
     (State or other          (Commission                 (I.R.S. Employer
      jurisdiction            File Number)               Identification No.)
     of incorporation)


                   4880 Havana Street, Denver, CO            80239
             (Address of principal executive offices)     (Zip Code)

Registrant's telephone number:  (303) 373-4860


Item 5.  Other Events.

     Scott's Liquid Gold-Inc. (the "Company") does not comply with proposed "continued listing" criteria of the New York Stock Exchange. As a result, shares of common stock of the Company will likely be delisted from the New York Stock Exchange. A press release concerning this delisting is attached as
Exhibit 1 to this Report and is incorporated herein by this reference.

Item 7.  Financial Statements and Exhibits.

     The following exhibit is filed with this Report:

     Exhibit No.         Document

          1         Press Release of Scott's Liquid Gold-Inc. dated August 31,
1999 concerning delisting of shares




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            Scott's Liquid Gold-Inc.
                                           (Registrant)



Date:  August 31, 1999                  By: Barry Shepard, Treasurer


                                  EXHIBIT INDEX


Exhibit No.         Document

     1              Press Release of Scott's Liquid Gold-Inc. dated August 31,
1999 concerning delisting of shares









                                    EXHIBIT 1



                    PROPOSED NEW YORK STOCK EXCHANGE CRITERIA
                FOR "CONTINUED LISTING" MAY RESULT IN DELISTING OF
                           SCOTT'S LIQUID GOLD SHARES

DENVER, Colorado (August 31, 1999) -- Scott's Liquid Gold-Inc. (NYSE: "SGD"), which develops, manufactures and markets household and skin care products, today announced that the Company does not comply with the proposed "continued listing" criteria of the New York Stock Exchange and that its shares will likely be delisted from the NYSE.

The New York Stock Exchange has proposed new "continued listing" requirements which include, among other things, that a company must have a minimum net worth of $50 million or total market capitalization of at least $50 million in order for its shares to remain listed on the Exchange. Another proposed continued listing requirement is that a company have a total market capitalization of not less than $15 million. As of June 30, 1999, Scott's Liquid Gold-Inc.'s net worth totaled $15.9 million, and the Company's total market capitalization is currently less than $15 million. Thus, the Company is below the required minimums under the NYSE's proposed criteria, which are awaiting final approval by the Securities and Exchange Commission.

"Our Company has complied with the NYSE's `continued listing' requirements every year since we were initially listed on the Exchange in 1994," commented Mark E. Goldstein, President and Chief Executive Officer of Scott's Liquid Gold-Inc.
"As of June 30, 1999, our capital structure consisted of $6.3 million in long-term debt and $15.9 million in shareholders' equity, which is in full compliance with the Exchange's historical `continued listing' criteria. We are disappointed that the Exchange has chosen to revise its criteria in a manner that will adversely affect the listing status of many fine companies by including a four-fold increase in the net worth requirement. If our shares are delisted, as expected, Scott's Liquid Gold will seek a listing or trading of its common stock on another stock exchange or public trading market."

Scott's Liquid Gold-Inc. develops, manufactures and markets high quality household and consumer products, including Scott's Liquid Gold wood cleaners/preservatives, Touch of Scent air fresheners, and Alpha Hydrox skin care products. The Company is headquartered in Denver, Colorado and its common stock is listed on the New York Stock Exchange under the ticker symbol "SGD".

Additional information on Scott's Liquid Gold-Inc. and its products can be accessed on the World Wide Web: , , and .


                    For further information, please contact:
             Barry Shepard or Carolyn J. Anderson at (303) 373-4860
                         e-mail: bshepard@slginc.com or
     R. Jerry Falkner, CFA, Investor Relations Counsel at (800) 377-9893 or